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                                                                    EXHIBIT 10.6

                                                                  EXECUTION COPY



                             Dated 18th January 2002


             BRIGHTPOINT INTERNATIONAL (ASIA PACIFIC) PTE. LIMITED


                        CHINATRON GROUP HOLDINGS LIMITED




                -------------------------------------------------
                               AGREEMENT AMENDING
                           SALE AND PURCHASE AGREEMENT
                      dated 2nd October, 2001 for up to 80%
                of the share capital of Brightpoint China Limited
                -------------------------------------------------





                                                            Richards Butler
                                                            20/F Alexandra House
                                                            16-20 Chater Road
                                                            Central
                                                            Hong Kong

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THIS AGREEMENT dated 18th January, 2002 is made


BETWEEN

1. BRIGHTPOINT INTERNATIONAL (ASIA PACIFIC) PTE. LTD., a company incorporated in Singapore and having its registered office at Donaldson & Burkinshaw, 24 Raffles Place #15-00, Clifford Centre, Singapore 048621 (the "Vendor")

2. CHINATRON GROUP HOLDINGS LIMITED, a company incorporated in Hong Kong and having its registered office at Suite 805, Nine Queens Road, Central, Hong Kong (the "Purchaser")

WHEREAS by a sale and purchase agreement for up to 80% of the share capital of Brightpoint China Limited between the parties hereto and dated 2nd October, 2001, amongst other things the Vendor granted to the Purchaser an option to acquire the Option Shares and the parties wish to clarify their intentions in relation to the Exercise Price by amending that agreement

IT IS HEREBY AGREED:

1.   INTERPRETATION

     In this Agreement:-

     "Sale and Purchase Agreement" means the sale and purchase agreement referred to in the recital hereto; and

     terms defined in the Sale and Purchase Agreement are used with those defined meanings (both in this Agreement and in the recital hereto).


2.   AMENDMENT

     In the Sale and Purchase Agreement:-

(A) the definition of "Exercise Price" is hereby deleted and replaced by the following:-

     "Exercise Price" "US$10,000,000 (to be satisfied by the issue of the Option Preference Shares) plus such further sums as may be payable pursuant to Clause 8.02";

(B)  Clause 8.2 is hereby deleted and replaced by the following:-

     "8.2(a) The Vendor shall on exercise of the Option sell or procure the sale of the Option Shares and the Purchaser shall purchase the Option Shares, free from all rights of pre-emption, options, liens, claims, equities, charges, mortgages, pledges and encumbrances or third party rights of whatsoever nature and with all rights attached,
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     accrued or accruing or becoming attached thereto on and after date of such exercise at the Exercise Price, payable as to the first US$10,000,000 thereof not in cash but instead by the issue of Option Preference Shares upon Option Completion and as to the balance (calculated pursuant to Clause 8.2(b) in cash).

     8.02(b) In addition to the sum of US$10,000,000 referred to in Clause 8.02, the Purchaser shall, as part of the Exercise Price, pay to the Vendor an additional sum calculated by applying the formula:-

     D x N  where:
        ---
        365

     "N" is, in respect of any financial year (or part thereof) of the Company is prior to Option Completion, the number of days up to and excluding the date on which the Option Shares are transferred at Option Completion; and

     "D" is the amount of any dividend declared in respect of that financial year and attributable to the Option Shares that is not or was not paid by the Company to the Vendor prior to Option Completion.

     This additional sum shall become due and payable by the Purchaser to the Vendor forthwith upon the dividend being declared by the Company in respect of the relevant financial year being paid by the Company and should be paid within 5 days thereafter. For the avoidance of doubt, it is acknowledged that the payments pursuant to this Clause 8.2(b) may not become payable to the Vendor for several months after Option Completion but the Vendor shall not as a result be entitled to any interest thereof."

     If (a) the Company reports distributable gains or profits in respect of any financial year referred to in the definition of "N" above and (b) does not declare a dividend of at least 50% thereof, then all dividend(s) declared after the adoption of its audited accounts for the year in question shall be deemed declared in respect of that financial year until the Purchaser has received a sum pursuant to this Clause 8.02(b) equal to that part 50% of the distributable gains or profits for the relevant year, multiplied by N/365 attributable to the Option Shares.


3.   MISCELLANEOUS

(A) The provisions of the following clauses of the Sale and Purchase Agreement are incorporated herein by reference as if set out herein, mutatis mutandis:-

     Clauses 9.2, 9.5, 9.7, 9.10, 9.11

(B) This Agreement is an amendment to the Sale and Purchase Agreement for the purposes of Clause 9.11 of the Sale and Purchase Agreement.

(C) The Sale and Purchase Agreement remains in full force and effect as amended hereby.


     IN WITNESS whereof this Agreement has been duly executed the date and year first before written.
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SIGNED for and on behalf of             )        /s/ Steven E. Fivel
BRIGHTPOINT INTERNATIONAL               )        Steven E. Fivel
(ASIA PACIFIC) PTE. LIMITED             )        Director
in the presence of:                     )





SIGNED for and on behalf of             )        /s/ John Maclean-Arnott
CHINATRON GROUP HOLDINGS LIMITED        )
in the presence of:                     )